Exhibit 99.1
A Welcome Annual Meeting May 24, 2010

Safe Harbor Statement This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about Mercantile Bancorp Inc.’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Mercantile’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changes in the interest rate environment; changes in the securities and real estate markets; increased competition and its effect on pricing, spending, third-party relationships and revenues; and the risk of new and changing regulation in the U.S. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the 2009 Annual Report on Form 10-K, or on the March 31, 2010 Form 10-Q of Mercantile (included under the heading “Forward-Looking Statements”), filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov). Any forward-looking statements today speak only as of today, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual result could differ from those contained in the forward-looking statements.

2010 Annual Meeting Causes of Results Actions to Date The Road Ahead

Causes of Results Failure of Investment Banks; Values of Real Estate Dive Non-Performing Assets Soar; Expenses Follow Income Redirected to Loan Reserves Lending to Affected Banks Halted; Capital Shrinks Banks Fail; FDIC Insurance Costs Climb Higher Capital Levels Required Accounting Rules Compound Challenges Goodwill Deemed Worthless Mark-to-Market Implications

Actions To Date Manage to a Soft Landing; Public Reaction Work with Regulators; Extremely Complex Lender Secured Debt Increased to: — Increase Capital — Build Loan Reserves — Protect Liquidity Sale of Banks; Payoff Debt Shrink Banks; Improve Capital Ratios Manage Non-Performing Assets Plan Capital Raise

The Road Ahead Execute Capital Raise Reduce and Exit Non-Performing Assets A Balance to Capital and Time — Time is Key — Worst Have Been Identified — Proceed with Cautious Optimism Protect and Increase Capital Shrink Base; Focus on Core Operations Reset Expense Structure Plan Future Strategy

Time & Capital

Thank You Annual Meeting May 24, 2010